Exhibit 10.1
EXCHANGE AGREEMENT
     This Exchange Agreement (this “Agreement”) is dated as of June 29, 2009, by and among Echo Therapeutics, Inc. a Delaware corporation (the “Company”), and the holders of shares of the Company’s Series A Preferred Stock whose signatures appear on the signature page attached hereto (each a “Holder” and collectively the “Holders”).
RECITALS
     WHEREAS, each Holder currently holds shares of Series A Preferred Stock of the Company, par value $0.01 per share, convertible into shares of the Company’s common stock (“Common Stock”) at a conversion price of $1.35 per share (each a “Series A Preferred Share” and collectively the “Series A Preferred Shares”) issued pursuant to that certain Exchange Agreement dated September 30, 2008, by and among the Company and the Holders (the “Exchange Agreement”); and
     WHEREAS, subject to the terms and conditions set forth herein, the Company and the Holders desire to cancel and retire the Series A Preferred Shares, to forfeit any and all rights under the Exchange Agreement and the rights, preferences, privileges, powers and restrictions set forth in the Certificate of Designation, Preferences and Rights of the Series A Preferred Stock (the “Series A Certificate of Designation”) filed with the Secretary of State of the State of Delaware on September 13, 2008, in exchange for the following for each Series A Preferred Share issued and outstanding (together with the right to receive any dividend accrued on such share): the receipt of the Per-Share Exchange Number (as defined below) of shares of Common Stock (the “Exchange Shares”) provided, however, if as a result of the foregoing, any Holder or any of its affiliates, individually or in the aggregate would beneficially own (as determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended, and the rules thereunder) more than 9.99% of the Company’s issued and outstanding Common Stock (“Threshold Amount”), the Holder’s Series A Preferred Shares would be exchanged for Exchange Shares, rounded to the nearest whole share, up to the Threshold Amount, and the remaining Series A Preferred Shares would be exchanged for Series C Preferred Stock (“Series C Preferred”) convertible into the number of shares of Common Stock equal to the difference between the aggregate number of Exchange Shares to be issued to the Holder and the actual number of Exchange Shares issued in accordance with this paragraph. The Certificate of Designation of the Relative Rights and Preferences of the Series C Preferred is attached to this Agreement as Exhibit A. The Exchange Shares and the shares of Series C Preferred are sometimes collectively referred to herein as the “Securities.”
AGREEMENT
     NOW, THEREFORE, in consideration of the mutual covenants contained in this Agreement, and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the Company and the Holders agree as follows:

     1. Securities Exchange.
          (a) Upon the following terms and subject to the conditions contained herein, the Holders agree to deliver to the Company the Series A Preferred Shares in exchange for the Securities. In consideration of and in express reliance upon the representations, warranties, covenants, terms and conditions of this Agreement, the Company agrees to issue and deliver the Securities to the Holders in exchange for the Series A Preferred Shares.
          (b) The closing under this Agreement (the “Closing”) shall take place at the offices of the Company, 10 Forge Parkway, Franklin, MA 02038, upon the satisfaction of each of the conditions set forth in Sections 4 and 5 hereof (the “Closing Date”).
          (c) At the Closing, the Holders shall deliver to the Company for cancellation all certificates evidencing all Series A Preferred Shares held by Holder, or an indemnification undertaking with respect to such certificates in the event of the loss, theft or destruction of such certificates. At the Closing, the Company shall issue to each Holder certificates evidencing the Exchange Shares and/or shares of Series C Preferred for each Series A Preferred Share exchanged, each in the amounts set forth on Exhibit B attached hereto.
          (d) The “Dividend Amount” for a Series A Preferred Share means the dividend accrued to the date hereof on such share. The “Per-Share Exchange Number” means the sum of each Holder’s Series A Preferred Shares issued and outstanding as of the Closing Date plus the number of Series A Preferred Shares to be issued per the Dividend Amount divided by $0.75.
     2. Representations, Warranties and Covenants of the Holders. Each of the Holders hereby makes the following representations and warranties to the Company, and covenants for the benefit of the Company, with respect solely to itself and not with respect to any other Holder:
          (a) If a Holder is an entity, such Holder is a corporation, limited liability company or partnership duly incorporated or organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization.
          (b) This Agreement has been duly authorized, validly executed and delivered by each Holder and is a valid and binding agreement and obligation of each Holder enforceable against such Holder in accordance with its terms, subject to limitations on enforcement by general principles of equity and by bankruptcy or other laws affecting the enforcement of creditors’ rights generally, and each Holder has full power and authority to execute and deliver this Agreement and the other agreements and documents contemplated hereby and to perform its obligations hereunder and thereunder.
          (c) Each Holder understands that the Securities are being offered and sold to it in reliance on specific provisions of Federal and state securities laws and that the Company is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of each Holder set forth herein for purposes of qualifying for exemptions from registration under the Securities Act of 1933, as amended (the “Securities Act”) and applicable state securities laws.

          (d) Each Holder is an “accredited investor” as defined under Rule 501 of Regulation D promulgated under the Securities Act.
          (e) Each Holder is and will be acquiring the Securities for such Holder’s own account, for investment purposes, and not with a view to any resale or distribution in whole or in part, in violation of the Securities Act or any applicable securities laws; provided, however, that the Holder does not agree to hold the Securities for any minimum or other specific term and reserves the right to dispose of the Securities at any time in accordance with applicable law.
          (f) The offer and sale of the Securities is intended to be exempt from registration under the Securities Act, by virtue of Section 3(a)(9) and/or 4(2) thereof. Each Holder understands that the Securities purchased hereunder are “restricted securities,” as that term is defined in the Securities Act and the rules thereunder, have not been registered under the Securities Act, and that none of the Securities can be sold or transferred unless they are first registered under the Securities Act and such state and other securities laws as may be applicable or the Company receives an opinion of counsel reasonably acceptable to the Company that an exemption from registration under the Securities Act is available (and then the Securities may be sold or transferred only in compliance with such exemption and all applicable state and other securities laws).
          (g) Each Holder owns and holds, beneficially and of record, the entire right, title, and interest in and to the Series A Preferred Shares set forth opposite such Holder’s name on Exhibit B, free and clear of all rights and Encumbrances (as defined below). Each Holder has full power and authority to vote, transfer and dispose of the Series A Preferred Shares set forth opposite such Holder’s name on Exhibit B, free and clear of any right or Encumbrance other than restrictions under the Securities Act and applicable state securities laws. Other than the transactions contemplated by this Agreement, there is no outstanding vote, plan, pending proposal, or other right of any person to acquire all or any of the Series A Preferred Shares set forth opposite such Holder’s name on Exhibit B. “Encumbrances” shall mean any security or other property interest or right, claim, lien, pledge, option, charge, security interest, contingent or conditional sale, or other title claim or retention agreement, interest or other right or claim of third parties, whether perfected or not perfected, voluntarily incurred, and including any agreement (other than this Agreement) to grant or submit to any of the foregoing in the future. The Series A Preferred Shares set forth opposite such Holder’s name on Exhibit B and delivered hereunder constitute all of the Series A Preferred Shares owned of record or beneficially by Holder.
          (h) Each Holder acknowledges that it has carefully reviewed and had access to and has reviewed all documents and records relating to the Company, including, but not limited to, the Company’s Annual Report on Form 10-K, filed with the Securities and Exchange Commission (the “Commission”) on April 13, 2009, the Company’s Quarterly Report on Form 10-Q, filed with the Commission on May 15, 2009 and the Company’s Current Reports on Form 8-K filed with the Commission, that it has deemed necessary in order to make an informed investment decision with respect to the transactions contemplated by this Agreement, and has had the opportunity to ask representatives of the Company certain questions and request certain additional information regarding the terms and conditions of the transactions contemplated by this Agreement, the finances, operations, business and prospects of the Company and has had any and all such questions and requests answered to its satisfaction.
          (i) Each Holder acknowledges that the Securities have not been registered under the Securities Act and may only be disposed of pursuant to an available exemption from or in a transaction not subject to the registration requirements of the Securities Act.
          (j) Each Holder agrees to the imprinting of the following legend on the Securities:
THESE SECURITIES HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION, AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933 AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS.
     3. Representations, Warranties and Covenants of the Company. The Company represents and warrants to each Holder, and covenants for the benefit of each Holder, as follows:
          (a) The Company has been duly incorporated and is validly existing and in good standing under the laws of the state of Delaware, with full corporate power and authority to own, lease and operate its properties and to conduct its business as currently conducted, and is duly registered and qualified to conduct its business and is in good standing in each jurisdiction or place where the nature of its properties or the conduct of its business requires such registration or qualification, except where the failure to register or qualify would not have a Material Adverse Effect. For purposes of this Agreement, “Material Adverse Effect” shall mean any material adverse effect on the business, operations, properties, prospects, or financial condition of the Company and its subsidiaries and/or any condition, circumstance, or situation that would prohibit or otherwise materially interfere with the ability of the Company to perform any of its obligations under this Agreement in any material respect.
          (b) The Securities have been duly authorized by all necessary corporate action and, when paid for or issued in accordance with the terms hereof, the Securities shall be validly issued and outstanding, fully paid and nonassessable, free and clear of all liens, encumbrances and rights of refusal of any kind.
          (c) This Agreement has been duly authorized, validly executed and delivered on behalf of the Company and is a valid and binding agreement and obligation of the Company enforceable against the Company in accordance with its terms, subject to limitations on enforcement by general principles of equity and by bankruptcy or other laws affecting the enforcement of creditors’ rights generally, and the Company has full power and authority to execute and deliver this Agreement and the other agreements and documents contemplated hereby and to perform its obligations hereunder and thereunder.
          (d) The execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement by the Company will not (i) conflict with or result in a breach of or a default under any of the terms or provisions of, (A) the certificate of incorporation or bylaws of the Company, or (B) of any material provision of any indenture, mortgage, deed of trust or other material agreement or instrument to which the Company is a party or by which it or any of its properties or assets is bound, (ii) result in a violation of any provision of any law, statute, rule, regulation, or any existing applicable decree, judgment or order by any court, Federal or state regulatory body, administrative agency, or other governmental body having jurisdiction over the Company, or any of its material properties or assets or (iii) result in the creation or imposition of any lien, charge or encumbrance upon any material property or assets of the Company or any of its subsidiaries pursuant to the terms of any agreement or instrument to which any of them is a party or by which any of them may be bound or to which any of their property or any of them is subject except in the case of clauses (i)(B), (ii) or (iii) for any such conflicts, breaches, or defaults or any liens, charges, or encumbrances which would not have a Material Adverse Effect.
          (e) Assuming the accuracy of each Holder’s representations and warranties set forth in this Agreement, the delivery and issuance of the Securities in accordance with the terms of this Agreement will be exempt from the registration requirements of the Securities Act.
          (f) No consent, approval or authorization of or designation, declaration or filing with any governmental authority on the part of the Company is required in connection with the valid execution and delivery of this Agreement or the offer, sale or issuance of the Securities or the consummation of any other transaction contemplated by this Agreement (other than any filings, consents and approvals which may be required to be made by the Company under applicable state and federal securities laws, rules or regulations).
          (g) The Company has complied and will comply with all applicable federal and state securities laws in connection with the offer, issuance and delivery of the Securities hereunder. Neither the Company nor anyone acting on its behalf, directly or indirectly, has or will sell, offer to sell or solicit offers to buy any of the Securities, or similar securities to, or solicit offers with respect thereto from, or enter into any preliminary conversations or negotiations relating thereto with, any person, or has taken or will take any action so as to bring the issuance and sale of any of the Securities under the registration provisions of the Securities Act and applicable state securities laws. Neither the Company nor any of its affiliates, nor any person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D under the Securities Act) in connection with the offer or sale of any of the Securities.
          (h) The Company represents that it has not paid, and shall not pay, any commissions or other remuneration, directly or indirectly, to any Holder or to any third party for the solicitation of the exchange of the Series A Preferred Shares pursuant to this Agreement.

          (i) The Company covenants and agrees that promptly following the Closing Date, all outstanding Series A Preferred Shares delivered pursuant to this Agreement and similar Agreements will be cancelled and retired by the Company.
     4. Conditions Precedent to the Obligation of the Company to Issue the Securities. The obligation hereunder of the Company to issue and deliver the Securities to each Holder is subject to the satisfaction or waiver, at or before the Closing Date, of each of the conditions set forth below. These conditions are for the Company’s sole benefit and may be waived by the Company at any time in its sole discretion.
          (a) Each Holder shall have executed and delivered this Agreement.
          (b) Each Holder shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by such Holder at or prior to the Closing Date.
          (c) The representations and warranties of each Holder shall be true and correct in all material respects as of the date when made and as of the Closing Date as though made at that time, except for representations and warranties that are expressly made as of a particular date, which shall be true and correct in all material respects as of such date.
     5. Conditions Precedent to the Obligation of the Holders to Accept the Securities. The obligation hereunder of each Holder to accept the Securities is subject to the satisfaction or waiver, at or before the Closing Date, of each of the conditions set forth below. These conditions are for each Holder’s sole benefit and may be waived by each Holder at any time in its sole discretion.
          (a) The Company shall have executed and delivered this Agreement.
          (b) The Company shall have filed the Certificate of Designation of the Series C Preferred with the Delaware Secretary of State, in substantially the form attached hereto as Exhibit A.
          (c) The Company shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Company at or prior to the Closing Date.
          (d) Each of the representations and warranties of the Company shall be true and correct in all material respects as of the date when made and as of the Closing Date as though made at that time, except for representations and warranties that speak as of a particular date, which shall be true and correct in all material respects as of such date.
          (e) No statute, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction which prohibits the consummation of any of the transactions contemplated by this Agreement at or prior to the Closing Date.

          (f) As of the Closing Date, no action, suit or proceeding before or by any court or governmental agency or body, domestic or foreign, shall be pending against or affecting the Company, or any of its properties, which questions the validity of this Agreement or the transactions contemplated thereby or any action taken or to be taken pursuant thereto. As of the Closing Date, no action, suit, claim or proceeding before or by any court or governmental agency or body, domestic or foreign, shall be pending against or affecting the Company, or any of its properties, which, if adversely determined, is reasonably likely to result in a Material Adverse Effect.
     6. Governing Law; Consent to Jurisdiction. This Agreement shall be governed by and interpreted in accordance with the laws of the State of New York without giving effect conflicts of law principles that would result in the application of the substantive laws of another jurisdiction. Each of the parties consents to the exclusive jurisdiction of the Federal courts whose districts encompass any part of the County of New York located in the City of New York in connection with any dispute arising under this Agreement and hereby waives, to the maximum extent permitted by law, any objection, including any objection based on forum non conveniens, to the bringing of any such proceeding in such jurisdictions. Each party waives its right to a trial by jury. Each party to this Agreement irrevocably consents to the service of process in any such proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to such party at its address set forth herein. Nothing herein shall affect the right of any party to serve process in any other manner permitted by law.
     7. Notices. All notices and other communications provided for or permitted hereunder shall be made in writing by hand delivery, express overnight courier, registered first class mail, or telecopier (provided that any notice sent by telecopier shall be confirmed by other means pursuant to this Section 7), initially to the address set forth below, and thereafter at such other address, notice of which is given in accordance with the provisions of this Section 7.
          (a) if to the Company:
Echo Therapeutics, Inc.
10 Forge Parkway
Franklin, MA 02038
Attention: Chief Executive Officer
Facsimile No.: (508) 553-8760
with a copy to:
Drinker Biddle & Reath LLP
One Logan Square
18th and Cherry Streets
Philadelphia, PA 19103-6996
Facsimile No.: (215) 988-2757
Attn: Stephen T. Burdumy, Esq

          (b) if to the Holders:
At the address of such Holder set forth on Exhibit B to this Agreement.
     All such notices and communications shall be deemed to have been duly given: when delivered by hand, if personally delivered; when receipt is acknowledged, if telecopied; or when actually received or refused if sent by other means.
     8. Confidentiality. Each Holder acknowledges and agrees that that the existence of this Agreement and the information contained herein and in the Exhibits hereto is of a confidential nature and shall not, without the prior written consent of the Company, be disclosed by Holder to any person or entity, other than Holder’s personal financial and legal advisors for the sole purpose of evaluating an investment in the Company, and that it shall not, without the prior written consent of the Company, directly or indirectly, make any statements, public announcements or release to trade publications or the press with respect to the subject matter of this Agreement. Each Holder further acknowledges and agrees that the information contained herein and in the other documents relating to this transaction may be regarded as material non-public information under United States federal securities laws, and that United States federal securities laws prohibit any person who has received material non-public information relating to the Company from purchasing or selling securities of the Company, or from communicating such information to any person under circumstances in which it is reasonably foreseeable that such person is likely to purchase or sell securities of the Company. Accordingly, until such time as any such non-public information has been adequately disseminated to the public (which the Company covenants shall occur by July 21, 2009), Holder shall not purchase or sell any securities of the Company, or communicate such information to any other person.
     9. Amendments; Waivers. No provision of this Agreement may be waived or amended except in a written instrument signed, in the case of an amendment, by the Company and each Holder or, in the case of a waiver, by the party against whom enforcement of any such waiver is sought. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right accruing to it thereafter.
     10. Entire Agreement. This Agreement constitutes the entire understanding and agreement of the parties with respect to the subject matter hereof and supersedes all prior and/or contemporaneous oral or written proposals or agreements relating thereto all of which are merged herein. This Agreement may not be amended or any provision hereof waived in whole or in part, except by a written amendment signed by both of the parties.
     11. Counterparts. This Agreement may be executed by facsimile signature and in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     IN WITNESS WHEREOF, this Agreement was duly executed on the date first written above.

ECHO THERAPEUTICS, INC.
By:	/s/ Patrick T. Mooney
	Name:	Patrick T. Mooney
	Title:	Chief Executive Officer

HOLDER:
By:
Name:
Title: